Exhibit 99.2
NEXTDOOR, INC.

Nextdoor, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	As of September 30,	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$66,320	$83,642
Marketable securities	40,239	53,341
Accounts receivable, net of allowance of $382 and $313 as of September 30, 2021 and December 31, 2020, respectively	26,784	21,818
Prepaid expenses and other current assets	11,746	5,453
Restricted cash, current	—	1,101
Total current assets	145,089	165,355
Property and equipment, net	12,294	5,718
Operating lease right-of-use assets	61,090	37,776
Intangible assets, net	5,298	6,987
Goodwill	1,211	1,211
Other assets	4,961	700
Total assets	$229,943	$217,747
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$4,360	$3,354
Operating lease liabilities, current	6,978	3,348
Liability for unvested restricted stock	6,194	10,483
Accrued expenses and other current liabilities	20,960	14,998
Total current liabilities	38,492	32,183
Operating lease liabilities, non-current	63,448	36,254
Total liabilities	101,940	68,437
Commitments and contingencies (Note 7)
Redeemable convertible preferred stock, $0.0001 par value; 61,332 shares authorized, issued, and outstanding as of September 30, 2021 and December 31, 2020; aggregate liquidation preference of $447,890 as of September 30, 2021 and December 31, 2020	447,166	447,166
Stockholders’ deficit:
Common stock, $0.0001 par value; 126,700 shares authorized as of September 30, 2021 and 121,000 shares authorized as of December 31, 2020; 36,362 and 33,415 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	3	3
Additional paid-in capital	132,371	87,952
Accumulated other comprehensive loss	(521)	(797)
Accumulated deficit	(451,016)	(385,014)
Total stockholders’ deficit	(319,163)	(297,856)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$229,943	$217,747

The accompanying notes are an integral part of these condensed consolidated financial statements.

Nextdoor, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$52,705	$31,826	$132,870	$83,167
Costs and expenses:
Cost of revenue	7,371	5,346	20,308	15,177
Research and development	25,461	18,759	69,612	50,570
Sales and marketing	27,448	20,111	76,698	58,136
General and administrative	11,505	7,087	31,793	20,539
Total costs and expenses	71,785	51,303	198,411	144,422
Loss from operations	(19,080)	(19,477)	(65,541)	(61,255)
Interest income	21	61	86	682
Other income (expense), net	(277)	284	(451)	397
Loss before income taxes	(19,336)	(19,132)	(65,906)	(60,176)
Provision for income taxes	27	34	96	122
Net loss	$(19,363)	$(19,166)	$(66,002)	$(60,298)
Net loss per share attributable to common stockholders, basic and diluted	$(0.57)	$(0.65)	$(2.00)	$(2.10)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	34,256	29,306	33,003	28,707
The accompanying notes are an integral part of these condensed consolidated financial statements.

Nextdoor, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(19,363)	$(19,166)	$(66,002)	$(60,298)
Other comprehensive income (loss):
Foreign currency translation adjustments	175	(261)	279	(458)
Change in unrealized gain (loss) on available-for-sale marketable securities	(5)	5	(3)	(28)
Total other comprehensive income (loss)	$170	$(256)	$276	$(486)
Comprehensive loss	$(19,193)	$(19,422)	$(65,726)	$(60,784)
The accompanying notes are an integral part of these condensed consolidated financial statements.

Nextdoor, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(in thousands)
(unaudited)

	Three Months Ended September 30, 2021
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances as of June 30, 2021	61,332	$447,166	35,474	$3	$115,302	$(691)	$(431,653)	$(317,039)
Issuance of common stock upon exercise of stock options, net of repurchases of unvested common stock	—	—	888	—	4,930	—	—	4,930
Vesting of early exercised stock options	—	—	—	—	118	—	—	118
Vesting of restricted stock	—	—	—	—	1,429	—	—	1,429
Stock-based compensation	—	—	—	—	10,592	—	—	10,592
Other comprehensive income	—	—	—	—	—	170	—	170
Net loss	—	—	—	—	—	—	(19,363)	(19,363)
Balances as of September 30, 2021	61,332	$447,166	36,362	$3	$132,371	$(521)	$(451,016)	$(319,163)

	Three Months Ended September 30, 2020
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances as of June 30, 2020	61,332	$447,166	32,226	$3	$67,890	$(195)	$(350,912)	$(283,214)
Issuance of common stock upon exercise of stock options, net of repurchases of unvested common stock	—	—	241	—	1,015	—	—	1,015
Vesting of early exercised stock options	—	—	—	—	89	—	—	89
Vesting of restricted stock	—	—	—	—	1,429	—	—	1,429
Stock-based compensation	—	—	—	—	6,163	—	—	6,163
Other comprehensive loss	—	—	—	—	—	(256)	—	(256)
Net loss	—	—	—	—	—	—	(19,166)	(19,166)
Balances as of September 30, 2020	61,332	$447,166	32,467	$3	$76,586	$(451)	$(370,078)	$(293,940)
The accompanying notes are an integral part of these condensed consolidated financial statements.

Nextdoor, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2021
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances as of December 31, 2020	61,332	$447,166	33,415	$3	$87,952	$(797)	$(385,014)	$(297,856)
Issuance of common stock upon exercise of stock options, net of repurchases of unvested common stock	—	—	2,940	—	12,836	—	—	12,836
Issuance of common stock in connection with acquisition	—	—	7	—	—	—	—	—
Vesting of early exercised stock options	—	—	—	—	324	—	—	324
Vesting of restricted stock	—	—	—	—	4,288	—	—	4,288
Stock-based compensation	—	—	—	—	26,971	—	—	26,971
Other comprehensive income	—	—	—	—	—	276	—	276
Net loss	—	—	—	—	—	—	(66,002)	(66,002)
Balances as of September 30, 2021	61,332	$447,166	36,362	$3	$132,371	$(521)	$(451,016)	$(319,163)

	Nine Months Ended September 30, 2020
	Redeemable Convertible Preferred Stock				Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)		Accumulated Deficit	Total Stockholders’ Deficit
	Shares		Amount		Shares	Amount
Balances as of December 31, 2019	61,332		$447,166		31,483	$3	$52,446	$35	—	$(309,780)	$(257,296)
Issuance of common stock upon exercise of stock options, net of repurchases of unvested common stock	—		—		1,253	—	3,207	—		—	3,207
Cancellation of restricted stock and unvested common stock issued in connection with acquisition	—	—	—	—	(269)	—	—	—		—	—
Vesting of early exercised stock options	—		—		—	—	435	—		—	435
Vesting of restricted stock	—		—		—	—	4,288	—		—	4,288
Stock-based compensation	—		—		—	—	16,210	—		—	16,210
Other comprehensive loss	—		—		—	—	—	(486)		—	(486)
Net loss	—		—		—	—	—	—		(60,298)	(60,298)
Balances as of September 30, 2020	61,332		$447,166		32,467	$3	$76,586	$(451)		$(370,078)	$(293,940)
The accompanying notes are an integral part of these condensed consolidated financial statements.

Nextdoor, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(66,002)	$(60,298)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,202	2,084
Stock-based compensation	26,971	16,210
Bad debt expense	76	98
Other	294	121
Changes in operating assets and liabilities:
Accounts receivable, net	(5,042)	(202)
Prepaid expenses and other current assets	426	1,141
Operating lease right-of-use assets	4,938	3,330
Other assets	330	(828)
Accounts payable	221	1,231
Operating lease liabilities	(4,147)	(2,973)
Accrued expenses and other current liabilities	5,453	4,807
Net cash used in operating activities	(33,280)	(35,279)
Cash flows from investing activities:
Purchases of property and equipment	(8,089)	(3,167)
Purchases of marketable securities	(40,251)	(55,720)
Sales of marketable securities	2,411	21,826
Maturities of marketable securities	50,645	81,420
Net cash provided by investing activities	4,716	44,359
Cash flows from financing activities:
Proceeds from exercise of vested and unvested stock options, net of repurchases	12,836	3,207
Payment of deferred transaction costs	(2,973)	—
Net cash provided by financing activities	9,863	3,207
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	278	(458)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(18,423)	11,829
Cash, cash equivalents, and restricted cash at beginning of period	84,743	83,984
Cash, cash equivalents, and restricted cash at end of period	$66,320	$95,813
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$66,320	$94,712
Restricted cash	—	1,101
Total cash, cash equivalents, and restricted cash	$66,320	$95,813
Supplemental cash flow disclosures:
Cash paid for taxes	$296	$30
Non-cash investing and financing activities:
Vesting of restricted stock and early exercised stock options	$4,612	$4,723
Lease liabilities arising from obtaining right-of-use assets	$34,971	$40,791
Unpaid deferred transaction costs	$1,617	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

Notes to the Condensed Consolidated Financial Statements
(unaudited)
Note 1. Description of Business
Nextdoor, Inc. (“Nextdoor” or the “Company”), was incorporated in Delaware in 2007 and is headquartered in San Francisco, California. Nextdoor’s purpose is to cultivate a kinder world where everyone has a neighborhood they can rely on. That purpose enables the Company’s mission to be the neighborhood hub for trusted connections and the exchange of helpful information, goods, and services.
On July 6, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lorelei Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Khosla Ventures Acquisition Co. II (“KVSB”), a special purpose acquisition company, where Merger Sub will merge with the Company, with the Company surviving as a wholly owned subsidiary of KVSB. The transactions contemplated by the Merger Agreement are referred to herein as the “Transactions”. Upon the completion of the Transactions on November 5, 2021 (the “Closing”), KVSB was renamed to Nextdoor Holdings, Inc. See Note 13—Subsequent Events.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation
The unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The Company’s fiscal year ends on December 31.
The condensed consolidated balance sheet as of December 31, 2020 included herein was derived from the audited financial statements as of that date. The Company has condensed or omitted certain information and note disclosures normally included in financial statements prepared in accordance with GAAP pursuant to the applicable required disclosures and regulations of the U.S Securities and Exchange Commission (“SEC”). As such, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto, as of and for the year ended December 31, 2020, included in the Proxy Statement/Prospectus filed with the SEC on October 21, 2021.
In management’s opinion, the unaudited condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the Company’s financial position, results of operations, and cash flows. The results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the full year ending December 31, 2021 or any other future interim or annual period.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Estimates include, but are not limited to, valuation of financial instruments, valuation of common stock and stock-based awards, revenue recognition, collectability of accounts receivable, valuation of acquired intangible assets and goodwill, useful lives of intangible assets, useful lives of property and equipment, the incremental borrowing rate applied in lease accounting, income taxes and deferred income tax assets and associated valuation allowances. The Company bases these estimates and assumptions on historical experience and various other assumptions that it considers reasonable. The actual results could differ materially from these estimates.
Significant Accounting Policies
There have been no changes to the Company’s significant accounting policies disclosed in Note 2 to the consolidated financial statements as of and for the year ended December 31, 2020 that have had a material impact on the Company’s condensed consolidated financial statements and related notes, except as noted below.

Deferred Transaction Costs
Deferred transaction costs, which consist of direct incremental legal, accounting, consulting, and other fees incurred by the Company related to the Transactions are capitalized in other assets on the condensed consolidated balance sheets. The deferred transaction costs will be charged to stockholders’ equity upon the completion of the Transactions. Deferred transaction costs as of September 30, 2021 were $4.6 million. There were no deferred transaction costs recorded as of December 31, 2020.
Note 3. Deferred Revenue
In certain advertising arrangements the Company requires payment upfront from its customers. The Company records deferred revenue when it collects cash from customers in advance of revenue recognition. As of September 30, 2021 and December 31, 2020, deferred revenue was $4.6 million and $2.6 million, respectively, and included within accrued expenses and other current liabilities on the condensed consolidated balance sheets.
For the nine months ended September 30, 2021 and 2020, revenue recognized from deferred revenue at the beginning of each period was $2.2 million and $0.6 million, respectively.
Note 4. Fair Value Measurements
The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis by level within the fair value hierarchy (in thousands):

	Fair Value Measurement as of September 30, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market funds	$18,014	$—	$—	$18,014
Marketable securities:
Commercial paper	—	26,573	—	26,573
Corporate securities	—	5,493	—	5,493
U.S. Treasury securities	—	—	—	—
Asset-backed securities	—	8,173	—	8,173
Total marketable securities	—	40,239	—	40,239
Total cash equivalents and marketable securities	$18,014	$40,239	$—	$58,253

	Fair Value Measurement as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market funds	$28,371	$—	$—	$28,371
Marketable securities:
Commercial paper	—	27,473	—	27,473
Corporate securities	—	6,938	—	6,938
U.S. Treasury securities	—	16,158	—	16,158
Asset-backed securities	—	2,772	—	2,772
Total marketable securities	—	53,341	—	53,341
Total cash equivalents and marketable securities	$28,371	$53,341	$—	$81,712
The Company classifies its cash equivalents, marketable securities, and restricted cash within Level 1 or Level 2 because it determines their fair values using quoted market prices or alternative pricing sources and models utilizing market observable inputs. There were no transfers between levels of the fair value hierarchy during the periods presented.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
The carrying amounts of certain financial instruments, including cash held in banks, accounts receivable, and accounts payable approximate fair value due to their short-term maturities and are excluded from the fair value table above.
Note 5. Other Balance Sheet Components
Property and Equipment, net
Property and equipment, net consisted of the following (in thousands):

	As of September 30,	As of December 31,
	2021	2020
Computer equipment and software	$2,957	$2,002
Furniture and fixtures	2,170	1,174
Capitalized internal-use software	1,842	1,842
Leasehold improvements	8,942	2,850
Property and equipment, gross	15,911	7,868
Less: accumulated depreciation and amortization	(3,617)	(2,150)
Property and equipment, net	$12,294	$5,718
Depreciation and amortization expense was $0.5 million and $0.2 million for the three months ended September 30, 2021 and 2020, respectively, and $1.5 million and $0.5 million for the nine months ended September 30, 2021 and 2020, respectively.
Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following (in thousands):

	As of September 30,	As of December 31,
	2021	2020
Accrued compensation	$6,372	$6,888
Liability for early exercise of unvested stock options	808	1,133
Taxes payable	597	516
Deferred revenue	4,568	2,585
Other accrued and current liabilities	8,615	3,876
Accrued expenses and other current liabilities	$20,960	$14,998
Note 6. Leases
The Company has entered into various non-cancellable office facility leases in various locations with original lease periods expiring between 2020 and 2029, with its primary office location in San Francisco, California. Future lease payments of $40.9 million related to the second and final portion of the Company’s San Francisco headquarters lease, which commenced in January 2021, were recorded on the Company’s condensed consolidated balance sheet as of September 30, 2021 but were not recorded on the Company’s consolidated balance sheet as of December 31, 2020. The facility lease agreements generally provide for escalating rental payments. The Company’s lease agreements generally do not contain any material residual value guarantees or material restrictive covenants.

The components of lease costs were as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating lease cost	$2,469	$2,565	$7,376	$4,261
Short-term lease cost	108	56	253	360
Variable lease cost	118	84	248	376
Total	$2,695	$2,705	$7,877	$4,997
Other information related to the Company’s operating leases was as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$2,474	$2,003	$6,585	$3,720
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$—	$—	$28,252	$39,664
Lease terms and discount rates for operating leases were as follows:

	As of September 30,	As of December 31,
	2021	2020
Weighted average remaining lease term (years)	7.6	8.2
Weighted average discount rate	4.5%	5.3%
As of September 30, 2021, future minimum lease payments under operating leases were as follows (in thousands):

Years Ending December 31,	Amount
2021 (remaining three months)	$2,474
2022	10,045
2023	10,347
2024	10,657
2025	10,977
Thereafter	39,003
Total lease payments	83,503
Less: imputed interest	(13,077)
Present value of lease liabilities	70,426
Less: current operating lease liabilities	(6,978)
Long-term operating lease liabilities	$63,448
The table above does not include lease payments that were not fixed at commencement or lease modification.

Note 7. Commitments and Contingencies
Commitments
As of September 30, 2021, the Company had non-cancellable purchase commitments with certain service providers primarily related to the provision of cloud computing services as follows (in thousands):

Total Commitments
Years Ending December 31,
2021 (remaining three months)	$3,568
2022	18,978
2023	22,528
2024	10,417
Thereafter	—
Total	$55,491
Legal matters
From time to time, the Company is a party to a variety of claims, lawsuits, and proceedings which arise in the ordinary course of business, including claims of alleged infringement of intellectual property rights. The Company records a liability when it believes that it is probable that a loss will be incurred and the amount of loss or range of loss can be reasonably estimated. The Company discloses potential losses when they are reasonably possible. In the Company’s opinion, resolution of pending matters is not likely to have a material adverse impact on its condensed consolidated results of operations, cash flows, or its financial position. Given the unpredictable nature of legal proceedings, the Company bases its estimate on the information available at the time of the assessment. As additional information becomes available, the Company reassesses the potential liability and may revise the estimate. There were no such material matters as of September 30, 2021 and December 31, 2020.
Indemnification
In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with its customers, partners, suppliers, and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement, or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. It is not possible to determine the maximum potential amount under these indemnification obligations due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement. For the nine months ended September 30, 2021 and 2020, the Company did not incur material costs to defend lawsuits or settle claims related to these indemnifications. The Company believes the fair value of these liabilities is not material and accordingly has no liabilities recorded for these agreements as of September 30, 2021 and December 31, 2020.

Note 8. Common Stock and Stockholders’ Deficit
Common Stock
The Company was authorized to issue 126,700,000 shares of common stock as of September 30, 2021 and 121,000,000 shares of common stock as of December 31, 2020. Shares of common stock reserved for future issuance on an as-converted basis were as follows (in thousands):

	As of September 30,	As of December 31,
	2021	2020
Redeemable convertible preferred stock	61,332	61,332
Stock options outstanding	19,511	15,125
Unvested restricted stock units (RSUs)	209	—
Shares reserved for future award issuances	2,266	4,044
Total	83,318	80,501
Common Stock Subject to Repurchase
Certain stock option grant agreements permit exercise prior to vesting. Upon termination of service of an employee, the Company has the right to repurchase any unvested, but issued, common stock at the original purchase price. The consideration received for an exercise of an option is accounted for as a deposit of the exercise price and is recorded as a liability. Upon vesting of the shares pursuant to the grant agreements, the shares and related liability are reclassified into stockholders’ deficit. As of September 30, 2021 and December 31, 2020, the Company had $0.8 million and $1.1 million recorded in accrued expenses and other current liabilities related to 159,167 and 223,136 unvested shares of common stock subject to repurchase, respectively.
Restricted Stock Subject to Repurchase
In 2018, an executive of the Company purchased 4,961,279 shares of restricted stock, subject to time-based service requirements, which vest over a forty-eight month period. The shares issued upon the purchase of restricted stock are considered to be legally issued and outstanding on the date of purchase and the executive has full voting rights. Upon termination of service, the Company may repurchase unvested shares acquired at a price equal to the price per share paid upon the exercise. Upon vesting of the shares pursuant to the grant agreements, the shares and related liability are reclassified into stockholders’ deficit. As of September 30, 2021, the Company had $6.2 million recorded in deposits related to 1,343,680 unvested shares of common stock subject to repurchase. As of December 31, 2020, the Company had $10.5 million recorded in deposits related to 2,273,919 unvested shares of common stock subject to repurchase. For the three months ended September 30, 2021 and 2020 and for the nine months ended September 30, 2021 and 2020, the Company recorded stock-based compensation expense of $1.1 million, $1.1 million, $3.4 million, and $3.4 million, respectively, related to this restricted stock.
2018 Equity Incentive Plan
As of September 30, 2021 and December 31, 2020, the Company had reserved 2,266,432 shares and 4,043,637 shares, respectively, of its common stock for future issuance under the 2018 Equity Incentive Plan (“the 2018

Plan”). A summary of the Company’s stock option activity under the 2018 Plan and related information was as follows (in thousands, except per share data):

	Number of Options	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Balances at December 31, 2020	15,125	$5.58	7.8	$28,467
Options granted	8,134	$9.44
Options exercised	(2,940)	$4.35
Options forfeited or expired	(808)	$7.48
Balances at September 30, 2021	19,511	$7.22	8.4	$410,039
Options vested and exercisable at September 30, 2021	6,215	$4.93	6.3	$145,292
The intrinsic value is calculated as the difference between the exercise price of the underlying common stock option award and the estimated fair value of the Company’s common stock. The weighted average grant date fair value of options granted was $11.54 per share and $7.41 per share for the nine months ended September 30, 2021 and 2020, respectively.
The total number of shares vested during the nine months ended September 30, 2021 and 2020 was 3,887,187 and 3,095,000, respectively. The weighted average grant-date fair value of options vested was $6.15 per share and $4.94 per share during the nine months ended September 30, 2021 and 2020, respectively. The intrinsic value of the options exercised was $22.8 million and $6.0 million for the nine months ended September 30, 2021 and 2020, respectively.
The Company granted 6,324 options to non-employees during the nine months ended September 30, 2021.
The table above includes 743,184 options granted to the Company’s Chief Executive Officer during the nine months ended September 30, 2021 which are subject to a performance-based vesting condition that will be satisfied in full upon the first to occur of: (i) a Qualified IPO, (ii) a direct listing, or (iii) the closing by the Company of a transaction with a publicly traded special purpose acquisition company (“SPAC”) in which the common stock is publicly listed on a securities exchange. The options will vest in a single installment upon the satisfaction of the performance-based vesting condition subject to the Chief Executive Officer’s continuous employment through such date. As the performance-based vesting condition of these options is not deemed probable until consummated, no stock-based compensation expense is recorded related to these options until the performance-based vesting condition becomes probable of occurring. If the performance-based vesting condition had been satisfied on September 30, 2021, the Company would have recognized stock-based compensation expense of $8.5 million and would have no unrecognized stock-based compensation expense related to these options as of September 30, 2021.
The 2018 Plan allows the Company to grant RSUs. Generally, RSUs are subject to a four-year vesting period and vest quarterly. A summary of the Company’s RSU activity under the 2018 Plan and related information was as follows (in thousands, except per share data):

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2020	—	$—
RSUs granted	209	$23.45
RSUs vested	—	$—
RSUs forfeited	—	$—
Unvested at September 30, 2021	209	$23.45

Valuation Assumptions
The following assumptions were used to calculate the fair value of employee and non-employee stock option grants made during the following periods:

	Nine Months Ended September 30,
	2021	2020
Expected volatility	53.7% - 54.5%	48.8% - 53.4%
Expected term (years)	6.3	6.0
Risk-free interest rate	1.1%	0.6%
Expected dividend yield	—	—
Fair value of common stock per share	$15.27-$21.20	$12.06-$12.28
Stock-Based Compensation
The Company recorded stock-based compensation expense in the condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue	$383	$247	$981	$680
Research and development	5,680	2,839	13,954	7,373
Sales and marketing	1,711	1,072	4,461	2,190
General and administrative	2,818	2,005	7,575	5,967
Total	$10,592	$6,163	$26,971	$16,210
As of September 30, 2021, there was $128.5 million of unrecognized stock-based compensation expense, which is expected to be recognized over a weighted average period of 2.5 years.
Note 9. Net Loss Per Share Attributable to Common Stockholders
The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(19,363)	$(19,166)	$(66,002)	$(60,298)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	34,256	29,306	33,003	28,707
Net loss per share attributable to common stockholders - basic and diluted	$(0.57)	$(0.65)	$(2.00)	$(2.10)

The following potentially dilutive securities outstanding at the end of the period have been excluded from the computations of diluted net loss per share because such securities have an anti-dilutive impact due to losses reported (in thousands):

	Three and Nine Months Ended September 30,
	2021	2020
Redeemable convertible preferred stock	61,332	61,332
Outstanding stock options	19,511	15,909
Unvested RSUs	209	—
Unvested early exercised stock options subject to repurchase	159	240
Unvested restricted stock	1,344	2,584
Contingently issuable shares	58	82
Total	82,613	80,147
Note 10. Employee Benefit Plan
The Company has a 401(k) plan (“the Plan”) covering all eligible employees in the United States. The Company is allowed to make discretionary profit sharing and qualified non-elective contributions as defined by the Plan and as approved by the Board of Directors. As of January 1, 2021, the Company began matching a portion of eligible participants’ 401(k) contributions. No discretionary profit-sharing contributions have been made to date.
Note 11. Income Taxes
The Company’s provision for income taxes for interim periods was determined using an estimate of its annual effective tax rate, adjusted for discrete items, if any, that arose during the period. Each quarter, the Company updates its estimate of the annual effective tax rate, and if the estimated annual effective tax rate changes, the Company makes a cumulative adjustment in such period.
The Company’s quarterly tax provision, and estimate of its annual effective tax rate, is subject to variation due to several factors, including variability in pretax income (or loss), the mix of jurisdictions to which such income (or loss) relates, tax law developments and changes in how the Company does business, such as acquisitions, intercompany transactions, or the Company’s corporate structure.
The Company recorded an income tax expense for the nine months ended September 30, 2021 and 2020, neither of which were material and both were primarily driven by foreign taxes.
Note 12. Geographical Information
Revenue disaggregated by geography based on the customers’ location was as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
United States	$50,751	$30,861	$126,885	$80,887
International(1)	1,954	965	5,985	2,280
Total	$52,705	$31,826	$132,870	$83,167
__________________
(1)No individual country made up 10% or more of total revenue for any period presented.
Substantially all of the Company’s long-lived assets are located in the United States.
Note 13. Subsequent Events
The Company has performed an evaluation of subsequent events through November 12, 2021, the date these condensed consolidated financial statements were available to be issued.

On October 20, 2021, the Company granted restricted stock units (“RSUs”) for 660,682 shares of common stock with an estimated aggregate grant date fair value of $18.7 million to eligible employees. The RSUs contain a service-based condition, generally met over four years, to vest in the underlying common stock.
On November 2, 2021, KVSB held a special meeting of stockholders and approved the Transactions with Nextdoor. Following the Closing on November 5, 2021, KVSB was renamed to Nextdoor Holdings, Inc. and its Class A common stock, par value $0.0001 per share (“Class A Common Stock”) began trading on the New York Stock Exchange under the ticker symbol “KIND” on November 8, 2021.
Pursuant to the terms of the Merger Agreement, each share of Nextdoor common stock that was issued and outstanding immediately prior to the Closing, after giving effect to the conversion of all issued and outstanding shares of Nextdoor redeemable convertible preferred stock to Nextdoor common stock, was canceled and converted into the right to receive a number of shares of Nextdoor Holdings, Inc. Class B common stock equal to the number of shares of Nextdoor common stock multiplied by the exchange ratio of 3.1057. In addition, all outstanding equity awards of Nextdoor were converted into equity awards of Nextdoor Holdings, Inc. Class B common stock with the same terms and vesting conditions adjusted by the exchange ratio of 3.1057.
In connection with the Transactions, KVSB completed the sale and issuance of 27,000,000 shares of Nextdoor Holdings, Inc. Class A common stock in a fully committed common stock private placement (“PIPE”) at a purchase price of $10.00 per share. In addition, upon the Closing of the Transactions the performance-based vesting condition for a stock option to purchase 743,184 shares of Nextdoor common stock granted to Nextdoor's Chief Executive Officer and President in March 2021 was satisfied, which resulted in the recognition of stock-based compensation expense of $8.5 million. The option vested in a single installment upon the Closing subject to her continuous employment through such date.
Net proceeds from the Transactions totaled approximately $626.7 million which included funds held in KVSB’s trust account (after giving effect to redemptions) and proceeds from the PIPE investment and was net of transaction costs.